Exhibit 99.1

news release	AVON PRODUCTS, INC. WORLD HEADQUARTERS 1345 AVENUE OF THE AMERICAS NEW YORK, NY 10105-0196

CONTACTS:

MEDIA:	INVESTORS:

Victor Beaudet	Renee Johansen
(212) 282-5344	(212) 282-5320

Jennifer Vargas
(212) 282-5404

Sharon Samuel
(212) 282-5322

ELIZABETH SMITH APPOINTED PRESIDENT, AVON PRODUCTS, INC.

CHARLES CRAMB NAMED VICE CHAIRMAN,

CHIEF FINANCE & STRATEGY OFFICER

Andrea Slater, Former President of Avon U.K.,

Named President, Avon U.S.

NEW YORK, N.Y., September 11, 2007 – Avon Products, Inc. (NYSE:AVP) today announced several management changes designed to further strengthen the company’s operating model as it continues to successfully execute its turnaround plan.

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Elizabeth (Liz) Smith, formerly Executive Vice President and President, North America and Global Marketing, was appointed President, Avon Products, Inc. In addition to retaining her current responsibilities for North America operations and Global Brand Marketing, Ms. Smith will now also oversee Global Supply Chain and Global Information Technology, giving her full, end-to-end leadership for the company’s product-to-market processes, infrastructure and systems. She will maintain her current reporting relationship to Andrea Jung, Avon’s Chairman and Chief Executive Officer.

“Liz has played a key leadership role in Avon’s turnaround since joining the company three years ago,” Ms. Jung said. “She has been instrumental in setting the company on the path to sustainable growth and has significantly elevated our analytical and operational rigor.

“Aligning our product-to-market functions under a leader of Liz’s caliber will help us accelerate the global integration of our key business processes and technology. This will be an important enabler for two of the company’s most critical turnaround initiatives, Product Line Simplification and Strategic Sourcing, which together are projected to deliver total annual benefits of more than $400 million to help us fuel continued growth.”

Ms. Jung said that by appointing Ms. Smith as President and by newly-defining the role to ensure alignment and integration of Avon’s global business units, the company is laying further groundwork to significantly strengthen global governance of key company strategies within its new operating model.

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“Liz will work closely with me in her newly-created role to ensure that we effectively operationalize the matrix and fully leverage our global capabilities as we continue to move forward with the turnaround,” Ms. Jung said.

Charles Cramb Named Vice Chairman, Chief Finance and Strategy Officer

The company also announced today that Charles (Chuck) Cramb, formerly Executive Vice President, Finance and Technology, and Chief Financial Officer, has been appointed to the position of Vice Chairman, Chief Finance and Strategy Officer. Mr. Cramb will continue to provide strategic leadership of Avon’s restructuring and cost containment initiatives as part of the company’s current turnaround plan. In addition, he will now assume broader responsibility for longer-term strategic planning and business development, helping to define the company’s next phase of growth. Mr. Cramb will also continue to report to Andrea Jung.

“Since he joined Avon two years ago, Chuck has been an invaluable business partner, and has made significant contributions to our company’s successful turnaround effort,” said Ms. Jung. “Chuck led the development of Avon’s current restructuring and financial transformation programs which are helping fuel a major acceleration in our growth investments.

“Going forward, Chuck will remain focused on overseeing the implementation of this plan, and he will also now work more closely with me to address longer-range strategic opportunities as we continue to build a strong foundation for future growth.”

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Andrea Slater Named President, Avon U.S.

In light of Ms. Smith’s expanded responsibilities, the company said it has named Andrea Slater, formerly the President of Avon U.K., to the position of President, Avon U.S., reporting to Ms. Smith. A 17-year Avon veteran, Ms. Slater is one of the company’s most experienced and innovative marketers and an expert in building and sustaining momentum among the company’s sales Representatives. Most recently, she has led the strong performance of Avon U.K., a developed market facing similar competitive challenges as the U.S.

“Andrea brings valuable skills and important management insights to the U.S. at this critical juncture in the business as we begin to gain traction with the turnaround,” said Ms. Jung. “With Liz’s continuing oversight as head of North America operations, we now have a powerful combination of leadership talent committed to the priority objective of restoring our number one market to sustainable growth.”

In line with the management changes announced today, Ms. Jung also noted that the company’s international commercial business units of Latin America, Western Europe, Middle East & Africa, Central & Eastern Europe, Asia Pacific and China will continue to report directly to her.

“We remain committed to the principles of a delayered organization which have helped us to get closer to our markets and customers and are a cornerstone of our turnaround,” Ms Jung said. “The management changes we announced today are a natural evolution of our management structure to better enable us to deliver

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against our near and longer-term objectives. Liz and Chuck have provided key leadership of our turnaround to date, and Andrea Slater has demonstrated exceptional skill and understanding of how to drive sustainable growth in a developed market. We are pleased to have the opportunity to further enhance and leverage the capabilities of these talented executives as we go forward.”

Avon, the company for women, is a leading global beauty company, with almost $9 billion in annual revenue. As the world’s largest direct seller, Avon markets to women in well over 100 countries through over five million independent Avon Sales Representatives. Avon’s product line includes beauty products, fashion jewelry and apparel, and features such well-recognized brand names as Avon Color, Anew, Skin-So-Soft, Avon Solutions, Advance Techniques, Avon Naturals, Mark, and Avon Wellness. Learn more about Avon and its products at www.avoncompany.com.

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CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT UNDER THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this release that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward- looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

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our ability to implement the key initiatives of and realize the projected benefits from our global business strategy, including our multi-year restructuring initiatives, product mix and pricing strategies, enterprise resource planning, customer service initiatives, product line simplification, strategic sourcing initiative, zero overhead growth and cash management, tax, foreign currency hedging and risk management strategies;

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our ability to realize the anticipated benefits from our multi-year restructuring initiatives or other strategic initiatives on the time schedules or in the amounts that we expect, and our plans to invest these anticipated benefits ahead of future growth;

•	the possibility of business disruption in connection with our multi-year restructuring initiatives or other strategic initiatives;

•	our ability to realize sustainable growth from our investments in our brand and the direct selling channel;

•	the inventory obsolescence and other costs associated with our product line simplification program;

•	our ability to achieve growth objectives, particularly in our largest markets and new and emerging markets;

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our ability to successfully identify new business opportunities and identify and analyze acquisition candidates, and our ability to negotiate and consummate acquisitions as well as to successfully integrate or manage any acquired business;

•	the effect of political, legal and regulatory risks, as well as foreign exchange or other restrictions, imposed on us, our operations or our Representatives by governmental entities;

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our ability to successfully transition our business in China in connection with the resumption of direct selling in that market and our ability to operate using the direct selling model permitted in that market;

•	the impact of substantial currency fluctuations on the results of our foreign operations;

•	general economic and business conditions in our markets, including social, economic and political uncertainties in Latin America, Asia Pacific, Central and Eastern Europe and the Middle East;

•	the risk of disruption in Central and Eastern Europe associated with a change to a more rapid selling cycle with more frequent brochures;

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a general economic downturn, information technology systems outages, disruption in our supply chain or manufacturing and distribution operations, or other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations and large scale power outages;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;

•	the quality, safety and efficacy of our products;

•	the success of our research and development activities;

•	our ability to attract and retain key personnel and executives;

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competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skin care and toiletries industry, some of which are larger than we are and have greater resources;

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our ability to implement our Sales Leadership program globally, to generate Representative activity, to increase Representative productivity, to improve Internet-based tools for our Representatives, and to compete with other direct selling organizations to recruit, retain and service Representatives;

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the impact of the seasonal nature of our business, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•	our ability to protect our intellectual property rights;

•	the risk of an adverse outcome in our material pending and future litigations;

•	our access to financing and ability to secure financing at attractive rates; and

•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations.

Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission. We undertake no obligation to update any such forward-looking statements.

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